UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Securities Exchange Act of 1934

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Gaia, Inc.

(Name of Registrant as Specified in Its Charter)

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April 23, 2020  GAIA, INC. Annual Meeting  February 28, 2020  April 23, 2020 9:30 AM MDT  Marriott Courtyard  948 West Dillon Road  Louisville, Colorado 80027  GAIA, INC.  833 WEST SOUTH BOULDER ROAD  LOUISVILLE, CO 80027

1. Notice & Proxy Statement 2. Form 10-K  Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment  advisor. Please make the request as instructed above on or before April 10, 2020 to facilitate timely delivery.

The Board of Directors recommends you vote  FOR the following:   1. Election of Directors  Nominees  01 Jirka Rysavy 02 Kristin Frank 03 James Colquhoun 04 David Maisel 05 Keyur Patel  06 Dae Mellencamp 07 Paul Sutherland   The Board of Directors recommends you vote FOR the following proposal:   2. To approve, on an advisory basis, named executive officer compensation.  NOTE: Such other business as may properly come before the meeting or any adjournment thereof.